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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 5, 2002
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                 Divall Income Properties 3 Limited Partnership
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             (Exact name of registrant as specified in its charter)



         Wisconsin                    02-20253                   39-1660958
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(State or other jurisdiction        (Commission                (IRS Employee
    of incorporation)               File Number)             Identification No.)



101 W. 11th Street, Suite 1110, Kansas City, Missouri                   64105
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      (Address of principal executive offices)                        (Zip Code)



       Registrant's telephone number, including area code: (816) 421-7444
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          (Former name or former address, if changed since last report)


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                                RIDER TO FORM 8-K

Item 4.       Changes in Registrant's Certifying Accountant.

     Although the Registrant's previous independent accountant, Arthur Andersen, never informed Registrant that it was unable to continue as its independent accountant, as a result of the press reports of the wind-down of Arthur Andersen's business, Registrant has been trying to engage another independent accountant. Registrant is presently negotiating to become a client of another independent accountant, and Registrant will amend this Form 8-K when Registrant engages a new independent accountant.

     Prior to the wind-down of Arthur Andersen's business, its report on the Registrant's financial statements for either of the past two years did not contain an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. In addition, during the Registrant's two most recent fiscal years and the interim period following the wind-down of Arthur Andersen's business, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

                                         THE PROVO GROUP, INC., General Partner


     Dated: August 14, 2002           By: /s/ Bruce A. Provo
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                                               President

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